Exhibit 99.01


                 Contact Stewart E. McClure, Jr. at 908-630-5000

                             SOMERSET HILLS BANCORP
              REPORTS FOURTH QUARTER AND YEAR END RESULTS FOR 2003

BERNARDSVILLE, NEW JERSEY, February 4, 2004...Somerset Hills Bancorp (NASDAQ SmallCap : "SOMH") announced that for the year ending December 31, 2003, the Company recorded net income of $1,173,000 compared to net income of $179,000 in 2002. Basic earnings per share increased from $.06 for the year ended December 31, 2002, to $0.41 for the year ended December 31, 2003. The increase in net income was the result of a $1.3 million increase in net interest income, to $5.3 million, and a $1.3 million increase in non-interest income to $4.6 million. These increases were partially offset by an increase of $1.7 million in non-interest expense to $8.2 million.

     Total assets grew to $169.7 million at December 31, 2003, a net increase of $19.9 million, or 13.3%, since December 31, 2002. Total loans were $108.9 million, an increase of $14.3 million, or 15.1%, since December 31, 2002. Total deposits increased to $145.7 million at December 31, 2003, an increase of $20.3 million, or 16.2%, since December 31, 2002. For the three month period ending December 31, 2003, the Company recorded net income of $338,000, compared to net income of $28,000 for the same period in 2002. Basic earnings per share increased from $0.01 for the fourth quarter of 2002 to $0.12 in the current fourth quarter. The increase in net income was the result of a $28,000 increase in net interest income, to $1.2 million, a $99,000 increase in non-interest income, to $1.1 million, a decrease of $10,000 in non-interest expense to $1.9 million, a $30,000 decrease in New Jersey state tax, and a $143,000 decrease in the loan loss provision.

     Stewart E. McClure, Jr., President and Chief Executive Officer, stated:
"Our year-end and fourth quarter results represent an outstanding effort by our team both at the Bank and at our mortgage subsidiary. Mortgage originations and closings reached record highs, as did our Home Equity Line of Credit product. We set very aggressive business goals for our Commercial Loan Department in 2003, and had our best month to date in November. Core deposit growth in 2003 surpassed all of our expectations, increasing by 38.8%."

     McClure continued, "Based on our high level of personal service and relationship driven model, this success against primarily larger institutions should continue in 2004, resulting in continued growth in core deposits and quality loans. During the fourth quarter we saw a dramatic



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fall-off in mortgage originations, in line with the industry as a whole, reflecting increasing long-term mortgage rates. We expect our mortgage banking business to remain slow in the first quarter based on declining refinancings. We believe our purchase financing business should gradually increase as we enter the spring market late in the first quarter and into the second quarter. The decreased need for the Bank to fund the warehousing of mortgages created significant liquidity. This liquidity has been redeployed by reconstituting the investment portfolio in December and January. This, combined with continued growth in loans and core deposits, should allow us to continue the successful growth of the Bank throughout the balance of 2004. As the economy shows signs of improvement, we will also begin to put more effort and resources into our wealth management business. For additional detailed information, please see our 10K which we expect to file on or about March 30, 2004."

     Somerset Hills Bancorp is a bank holding company formed in January 2001 to own all of the common stock of Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Mendham and Morristown, New Jersey. Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practices, and consumer and retail customers living and working in Somerset and Morris counties. The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC., a wholly owned subsidiary licensed to provide financial services including financial planning, insurance (life, health and property and casualty), mutual funds and annuities for individuals and commercial accounts. The common stock of the Company is traded on NASDAQ under the symbol SOMH and the Company's warrants to purchase common stock are traded on NASDAQ under the symbol SOMHW.

Forward-Looking Statements
--------------------------
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements are subject to known and unknown risk, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. We based the forward-looking statements on various factors and using numerous assumptions. Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example, the success or failure of our efforts to implement our business strategy, the effect of changing economic conditions and in particular changes in interest rates, changes in government regulations, tax rates and similar matters, our ability to attract and retain quality employees, and other risks which may be described in our future filings with the SEC.



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


                                                                   December 31, 2003        December 31, 2002
                                                                   -----------------        -----------------
                                                                      (Unaudited)

ASSETS

Cash and due from banks                                                $   7,392                $   4,944
Interest bearing deposits                                                    175                      107
Federal funds sold                                                        17,200                    4,400
                                                                       ---------                ---------
              Total cash and cash equivalents                             24,767                    9,451

Loans held for sale                                                        5,110                   22,271
Investment securities held to maturity (Market value                       6,117                      --
$ 6,121 in 2003 and $0 in 2002)
Investment securities available- for- sale                                15,454                   18,810

Loans receivable                                                         108,928                   94,629
      less allowance for loan losses                                      (1,417)                  (1,256)
      deferred fees                                                         (137)                    (104)
                                                                       ---------                ---------
Net loans receivable                                                     107,374                   93,269

Premises and equipment, net                                                3,786                    4,081
Goodwill, net                                                              1,191                    1,191
Bank owned life insurance                                                  5,122                      --
Accrued interest receivable                                                  488                      545
Other assets                                                                 270                      170
                                                                       ---------                ---------
              Total assets                                             $ 169,679                $ 149,788
                                                                       =========                =========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
     Deposits
     Non-interest bearing deposits-demand                              $  28,995                $  15,386
     Interest bearing deposits-NOW,
        money market and savings                                          86,111                   67,520
     Certificates of deposit, under $100,000                              21,554                   30,688
     Certificates of deposit, $100,000 and over                            8,991                   11,850
                                                                       ---------                ---------
              Total deposits                                             145,651                  125,444
                                                                       ---------                ---------

Federal Home Loan Bank advances                                            1,000                    2,500
Accrued interest payable                                                      83                       84
Other liabilities                                                          1,224                    1,096
                                                                       ---------                ---------
              Total liabilities                                          147,958                  129,124
                                                                       ---------                ---------

STOCKHOLDERS' EQUITY
Preferred stock-1,000,000 shares authorized; none issued                    --                        --
     *Common stock- authorized,10,000,000 shares
      of no par value;issued and outstanding,
     2,894,376 shares in 2003 and 2002                                    23,853                   23,853
     Accumulated deficit                                                  (2,186)                  (3,359)
     Accumulated other comprehensive income                                   54                      170
                                                                       ---------                ---------
Total stockholders` equity                                                21,721                   20,664
                                                                       ---------                ---------
              Total liabilities and
              stockholders' equity                                     $ 169,679                $ 149,788
                                                                       =========                =========

              *Restated to reflect 5% stock dividend
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
                                                      Three months ended Three months ended Twelve months ended Twelve months ended
                                                         Dec. 31, 2003     Dec. 31, 2002      Dec. 31, 2003         Dec. 31, 2002
                                                         -------------     -------------      -------------         -------------
                                                          (unaudited)                           (unaudited)
INTEREST INCOME

    Loans, including fees                                    $1,591            $1,728              $7,407              $5,958
    Federal funds sold                                           60                 7                  87                  69
    Investment securities                                       113               147                 377                 715
    Cash and due from  banks                                      1                 2                  12                  17
                                                             ------            ------              ------              ------
           Total interest income                              1,765             1,884               7,883               6,759

INTEREST EXPENSE
     Deposits                                                   576               698               2,462               2,647
     Federal Funds Purchased                                     --                 3                  30                   6
     Borrowings                                                  12                34                  91                 120
                                                             ------            ------              ------              ------
           Total interest expense                               588               735               2,583               2,773
                                                             ------            ------              ------              ------

           Net Interest Income                                1,177             1,149               5,300               3,986

PROVISION FOR LOAN LOSSES                                        10               153                 336                 448
                                                             ------            ------              ------              ------

           Net interest income after provision for possible
               loan losses                                    1,167               996               4,964               3,538
                                                             ------            ------              ------              ------

NON-INTEREST INCOME
     Service fees on deposit accounts                            48                28                 185                 106
     Gains on sales of mortgage loans, net                      967               945               4,148               3,075
     Gains on sales of investment securities, net                --                --                   6                  10
     Other income                                                80                23                 231                  77
                                                             ------            ------              ------              ------
           Total Non-Interest Income                          1,095               996               4,570               3,268
                                                             ------            ------              ------              ------

NON-INTEREST EXPENSE
     Salaries and employee benefits                           1,146             1,011               4,593               3,549
     Occupancy expense                                          266               279               1,131               1,038
     Advertising & business promotions                          104               152                 479                 262
     Printing stationery and supplies                            41                61                 258                 182
     Data processing                                             71                69                 277                 235
     Other operating expense                                    284               350               1,479               1,253
                                                             ------            ------              ------              ------
           Total Non-Interest Expense                         1,912             1,922               8,217               6,519
                                                             ------            ------              ------              ------

           Income before provision for taxes                    350                70               1,317                 287

PROVISION FOR INCOME TAX                                         12                42                 144                 108
                                                             ------            ------              ------              ------

                     Net income                              $  338            $   28              $1,173              $  179
                                                             ======            ======              ======              ======

Per share data
     Net income - basic                                      $ 0.12            $ 0.01              $ 0.41              $ 0.06
                                                             ======            ======              ======              ======
     Net income - diluted                                    $ 0.11            $ 0.01              $ 0.40              $ 0.06
                                                             ======            ======              ======              ======

           Per share data reflects a 5% stock
           dividend which was paid June 30, 2003